UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): March 14, 2014

Agricon Global Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-11730	84-1089377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 East 200 South
Lehi, Utah 84043
(Address of Principal Executive Offices)

801-592-3000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 13, 2012 the Company issued a press release announcing its first lease agreement on 3,200 hectors (8,000 acres) of future farmland in Ghana, West Africa (the “Shai Hills Lease Agreement”). That press release was filed as an exhibit to a Form 8-K filed on December 13, 2012.  The Shai Hills Lease Agreement may be considered a material contract and a copy of the Lease Agreement is attached hereto as Exhibit 99.1

Item 2.01                      Completion of Acquisition or Disposition of Material Assets

On December 13, 2012 the Company issued a press release announcing its first lease agreement on 3,200 hectors (8,000 acres) of future farmland in Ghana, West Africa (the “Shai Hills Lease Agreement”). That press release was filed as an exhibit to a Form 8-K filed on December 13, 2012.  The Shai Hills Lease Agreement may be considered the acquisition of a material asset and a copy of the Lease Agreement is attached hereto as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed herewith:

99.1           The Shai Hills Lease Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 10th day of July 2013.

Agricon Global CORPORATION
By:	/s/ Robert K. Bench
	Name:	Robert K. Bench
	Title:	President